Exhibit 3.1

THE BANK OF NEW YORK MELLON CORPORATION AMENDED AND RESTATED BY-LAWS (AS AMENDED APRIL 14, 2009, AUGUST 11, 2009, FEBRUARY 9, 2010, JULY 2, 2010 AND ~~JULY 2,~~ OCTOBER 12, 2010)

ARTICLE ONE

Meetings of Stockholders

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Section 11. NOTICE OF BUSINESS TO BE PRESENTED AT STOCKHOLDER MEETINGS.

(a) Annual Meetings of Stockholders. The proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (x) pursuant to the Corporation’s notice of meeting, (y) by or at the direction of the Board of Directors or (z) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 11, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 11. For business to be properly brought before an annual meeting by a stockholder pursuant to clause (z) of the preceding sentence, such business must be a proper matter for stockholder action and the stockholder must have given timely notice in compliance with the following requirements in writing to the Secretary of the Corporation:

(i) To be timely, a stockholder’s notice given pursuant to this Section 11 must be received at the principal executive offices of the Corporation, addressed to the Secretary, not less than 90 calendar days or more than 120 calendar days before the anniversary date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting~~; provided that the first such anniversary date occurring after the effective date of these By-Laws shall be deemed to be March 10, 2008~~. Notwithstanding the preceding sentence, if the date of the annual meeting at which such business is to be presented has been changed by more than 30 calendar days from the date of the most recent previous annual meeting, a stockholder’s notice shall be considered timely if so received by the Corporation (A) on or before the later of (1) 120 calendar days before the date of the annual meeting at which such business is to be presented or (2) 30 calendar days following the first public announcement by the Corporation of the date of such annual meeting and (B) not later than 15 calendar days prior to the scheduled mailing date of the Corporation’s proxy materials for such annual meeting. In no event shall the public announcement of an

ARTICLE TWO

Directors

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Section 2. NUMBER. ~~Except as otherwise provided in Article Five, the~~The Board of Directors shall consist of such number of Directors as shall be fixed from time to time by a majority vote of the ~~entire~~ Board of Directors.

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Section 4. NOMINATION. Nominations for the election of Directors may be made by the Board of Directors, a committee thereof or any officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority. Upon proper notice given to the Corporation, nominations may also be made by any stockholder entitled to vote in the election of Directors. Written notice of a stockholder’s intent to make a nomination or nominations for Director must be given to the Corporation either by United States mail or personal delivery to the Secretary of the Corporation (i) in the case of an annual meeting, not less than 90 calendar days or more than 120 calendar days before the anniversary date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting~~; provided that the first such anniversary date occurring after the effective date of these By-Laws shall be deemed to be March 10, 2008~~ and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the date of the meeting was mailed and the day on which public announcement of the date of the meeting was made. Notwithstanding clause (i) of the preceding sentence, if the date of the annual meeting at which Directors are to be elected has been changed by more than 30 calendar days from the date of the most recent previous annual meeting, a stockholder’s notice of intent to make a nomination or nominations for Director shall be considered timely if so received by the Corporation (A) on or before the later of (x) 120 calendar days before the date of the annual meeting at which such business is to be presented or (y) 30 calendar days following the first public announcement by the Corporation of the date of such annual meeting and (B) not later than 15 calendar days prior to the scheduled mailing date of the Corporation’s proxy materials for such annual meeting. The notice must include: (1) the name and address of the stockholder who intends to make the nomination and a representation that the stockholder is and will at the time of the annual meeting be a holder of record of Common Stock entitled to vote at such annual meeting and that the stockholder intends to appear in person or by proxy at the annual meeting to make the nomination or nominations set forth in the notice, (2) the name and address of the person or persons to be nominated for election as Director and such other information regarding the proposed nominee or nominees as would be required to be included in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission, (3) a description of all arrangements or undertakings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder and (4) a consent signed by each of the proposed nominees agreeing to serve as a Director if so elected. The Board of Directors will be under no obligation to recommend a proposed nominee, even though the notice as set forth above has been given.

Section 5. VACANCIES. ~~Subject to the provisions of Article Five, any~~Any vacancy on the Board of Directors resulting from death, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of Directors which occurs between annual meetings of the stockholders at which Directors are elected, shall be filled only by a majority vote of the remaining Directors then in office, whether or not a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The Directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

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Section 11. QUORUM; BOARD ACTION. A majority of the ~~entire~~ Board of Directors ~~(as defined in Article Five)~~ shall constitute a quorum for the transaction of business at any meeting. Unless otherwise provided by law, by these By-Laws or in the Certificate of Incorporation of the Corporation, any action of the Board may be taken upon the affirmative vote of a majority of the Directors present at a duly convened meeting or upon the unanimous written consent of all Directors. In case at any meeting of the Board of Directors a quorum shall not be present, a majority of the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall be present.

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ARTICLE THREE

Committees of the Board of Directors

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Section 2. EXECUTIVE COMMITTEE. ~~Subject to the provisions of Article Five, the~~The Board of Directors shall appoint from among its members an Executive Committee which, so far as may be permitted by law and except as specifically limited by the Board of Directors pursuant to Section 1 of this Article Three, shall have all the powers and may exercise all the authority of the Board of Directors during the intervals between the meetings thereof. All acts done and powers conferred by the Executive Committee shall be deemed to be, and may be certified as being, done by or conferred under authority of the Board of Directors.

Section 3. AUDIT COMMITTEE. ~~Subject to the provisions of Article Five, the~~The Board of Directors shall appoint from among its members, none of whom shall be an officer of the Corporation, an Audit Committee, which, so far as may be permitted by law and except as specifically limited by the Board of Directors pursuant to Section 1 of this Article Three, shall have all the powers and responsibilities and shall perform the functions specified in the Charter of the Audit Committee, as approved by the Board of Directors, and in any supplemental statement that the Board of Directors may adopt with regards to the functions of the Audit Committee.

Section 4. CORPORATE GOVERNANCE AND NOMINATING COMMITTEE. ~~Subject to the provisions of Article Five, the~~The Board of Directors shall appoint from among its members, none of whom shall be an officer of the Corporation, a Corporate Governance and Nominating Committee, which, so far as may be permitted by law and except as specifically limited by the Board of Directors pursuant to Section 1 of this Article Three, shall have all the powers and responsibilities and shall perform the functions specified in the Charter of the Corporate Governance and Nominating Committee, as approved by the Board of Directors, and in any supplemental statement that the Board of Directors may adopt with regards to the functions of the Corporate Governance and Nominating Committee.

Section 5. HUMAN RESOURCES AND COMPENSATION COMMITTEE. ~~Subject to the provisions of Article Five, the~~The Board of Directors shall appoint from among its members, none of whom shall be an officer of the Corporation, a Human Resources and Compensation Committee, which, so far as may be permitted by law and except as specifically limited by the Board of Directors pursuant to Section 1 of this Article Three, shall have all the powers and responsibilities and shall perform the functions specified in the Charter of the Human Resources and Compensation Committee, as approved by the Board of Directors, and in any supplemental statement that the Board of Directors may adopt with regards to the functions of the Human Resources and Compensation Committee.

Section 6. RISK COMMITTEE. ~~Subject to the provisions of Article Five, the~~The Board of Directors shall appoint from among its members, a Risk Committee, which, so far as may be permitted by law and except as specifically limited by the Board of Directors pursuant to Section 1 of this Article Three, shall have all the powers and responsibilities and shall perform the functions specified in the Charter of the Risk Committee, as approved by the Board of Directors, and in any supplemental statement that the Board of Directors may adopt with regards to the functions of the Risk Committee.

Section 7. CORPORATE SOCIAL RESPONSIBILITY COMMITTEE. ~~Subject to the provisions of Article Five, the~~The Board of Directors shall appoint from among its members, a Corporate Social Responsibility Committee, which, so far as may be permitted by law and except as specifically limited by the Board of Directors pursuant to Section 1 of this Article Three, shall have all the powers and responsibilities and shall perform the functions specified in the Charter of the Corporate Social Responsibility Committee, as approved by the Board of Directors, and in any supplemental statement that the Board of Directors may adopt with regards to the functions of the Corporate Social Responsibility Committee.

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Section 9. TERM; VACANCIES. ~~Subject to the provisions of Article Five: (a) all~~(a) All committee members appointed by the Board of Directors shall serve at the pleasure of the Board of Directors; and (b) the Board of Directors may fill any committee vacancy.

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ARTICLE FOUR

Officers

Section 1. CHIEF EXECUTIVE OFFICER. ~~Subject to the provisions of Article Five, the~~The Board of Directors shall appoint a Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall report directly to the Board of Directors and shall be responsible for the general management of the affairs of the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer shall have general executive powers concerning all the operations and business of the Corporation and shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him or her by the Board of Directors or as may be provided by law, and he or she may delegate to any other officer such executive and other powers and duties as he or she deems advisable.

Section 2. CHAIRMAN. ~~Subject to the provisions of Article Five, the~~The Board of Directors shall appoint one of its members to be Chairman~~. During the period beginning at the Effective Time and ending on the Succession Date (as such terms are defined in Article Five), the Chairman shall be designated “Executive Chairman”, shall be an officer of the Corporation, and the Chief Auditor (for administrative purposes only) shall report to the Executive Chairman. In addition, until the Succession Date, the Executive Chairman shall be in charge of the integration of the Corporation following the Merger (as defined in Article Five) and shall report to the Integration Committee with respect to such responsibilities~~. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors and shall have and exercise such further powers as may be conferred upon, or assigned to, him or her by the Board of Directors or as may be provided by law. In the event of the absence or temporary disability of the Chairman, the Lead Director shall preside at the applicable meetings of the stockholders and/or the Board of Directors during which such absence or disability exists and, in the event of the absence or temporary disability of the Chairman and the Lead Director, any other officer of the Corporation or Director designated by the Board of Directors ~~(provided that if such absence or temporary disability occurs during the Specified Period, only by an affirmative vote of at least 75 percent of the entire Board of Directors)~~ shall preside at the applicable meetings of the stockholders and/or Board of Directors during which such absence or disability exists.

Section 3. PRESIDENT. ~~Subject to the provisions of Article Five, the~~The Board of Directors shall appoint a President. The President shall have and exercise such powers and duties as may be conferred upon, or assigned to, him or her by the Board of Directors or the Chief Executive Officer or as may be provided by law.

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Section 9. TENURE OF OFFICE. ~~Subject to the provisions of Article Five, the~~The Chief Executive Officer, the Chairman and the President shall each hold office for the year for which the Board of Directors was elected and until the appointment and qualification of his or her successor or until his or her earlier death, resignation, disqualification or removal. All other officers and employees shall hold office at the pleasure of the appropriate appointing authority. ~~Subject to the provisions of Article Five, in particular subsection 2(b) of Article Five, the~~The Board of Directors may remove any officer with or without cause at any time.

Section 10. COMPENSATION. ~~Subject to the provisions of Article Five, the~~The Board of Directors shall fix the compensation of those officers appointed pursuant to Sections 1, 2, 3 and 7 of this Article Four and of any other officers of the Corporation or any officers of any subsidiary of the Corporation that the Board of Directors shall deem appropriate, and it may award additional compensation to any officer or employee of the Corporation or any officer of any subsidiary for any year or years based upon the performance of that person during any such period, the success of the operations of the Corporation or any subsidiary thereof during any such period or any other reason that the Board of Directors shall deem appropriate. Unless the Board of Directors shall otherwise direct, the Chief Executive Officer or his or her delegate shall fix the compensation of all other officers or employees of the Corporation or any subsidiary thereof.

ARTICLE FIVE

Certain Governance Matters

~~Section 1. DEFINITIONS. The following definitions shall apply to this Article Five and otherwise as applicable in these By-Laws:~~

~~(a) “BNY” means The Bank of New York Company, Inc., a New York corporation.~~

~~(b) “Continuing BNY Directors” shall mean the Directors as of the Effective Time who were nominated to be Directors by the Board of Directors of BNY prior to the Effective Time and additional Directors who take office after the Effective Time who are nominated by the Continuing BNY Directors Committee pursuant to Section 3(a) of this Article Five.~~

~~(c) “Continuing BNY Directors Committee” shall mean the committee established by Section 3(b) of this Article Five.~~

~~(d) “Continuing Mellon Directors” shall mean the Directors as of the Effective Time who were nominated to be Directors by the Board of Directors of Mellon prior to the Effective Time and additional Directors who take office after the Effective Time who are nominated by a majority of the Continuing Mellon Directors Committee pursuant to Section 3(a) of this Article Five.~~

~~(e) “Continuing Mellon Directors Committee” shall mean the committee established by Section 3(c) of this Article Five.~~

~~(f) “Effective Time” has the meaning specified in the Merger Agreement.~~

~~(g) “entire Board of Directors” means the total number of Directors which the Corporation would have if there were no vacancies;~~ provided~~, that with respect to any provisions of these By-Laws requiring the unanimous affirmative vote of the entire Board of Directors, “entire Board of Directors” shall mean all the Directors of the Corporation then in office.~~

~~(h) “Mellon” means Mellon Financial Corporation, a Pennsylvania corporation.~~

~~(i) “Merger” has the meaning specified in the Merger Agreement.~~

~~(j) “Merger Agreement” means the Agreement and Plan of Merger, dated as of December 3, 2006, by and between Mellon and BNY (as the same may be amended from time to time).~~

~~(k) “Specified Period” shall mean the period beginning at the Effective Time and ending on the thirty-six-month anniversary of the Effective Time.~~

~~(l) “Succession Date” has the meaning specified in Section 2(a) of this Article Five.~~

~~Section 2. CHAIRMAN SUCCESSION; CEO AND PRESIDENT. (a) Effective as of the Effective Time, Mr. Thomas Renyi shall become and serve as Executive Chairman of the Board of Directors, Mr. Robert Kelly shall become and serve as Chief Executive Officer of the Corporation and Mr. Gerald Hassell shall become and serve as President of the Corporation. Mr. Robert Kelly shall be the successor to Mr. Thomas Renyi as Chairman of the Board of Directors, with such succession to become effective on the eighteen-month anniversary of the Effective Time or any such earlier date as of which Mr. Thomas Renyi ceases for any reason to serve in the position of Executive Chairman of the Board of Directors (the date of succession, the “Succession Date”). (b) During the Specified Period, any removal of, or failure to reelect (if such person is willing to serve), any of the individuals serving in the capacities set forth in subsection 2(a) above, any failure to appoint or elect Mr. Robert Kelly as Chairman of the Board of Directors on the Succession Date, any amendment or modification to or termination of any employment or similar agreement with any of Messrs. Thomas Renyi, Robert Kelly or Gerald Hassell in effect as of the Effective Time, or any modification to any of their respective duties, authority or reporting relationships as set forth in Article Four, shall require the affirmative vote of at least 75 percent of the entire Board of Directors. In the event that during the Specified Period any of the individuals set forth in subsection 2(a) above shall be unable (whether by reason of death, permanent disability, retirement or otherwise) or unwilling to continue in such office, other than as expressly set forth in subsection 2(a) with respect to the succession of Mr. Robert Kelly as Chairman of the Board of Directors on the Succession Date, the vacancy created thereby shall be filled only by the affirmative vote of at least 75 percent of the entire Board of Directors.~~

~~Section 3. COMPOSITION OF THE BOARD OF DIRECTORS. (a) During the period beginning on the Effective Time and ending on the Succession Date, the Board of Directors shall consist of 18 Directors, of which 10 shall be Continuing BNY Directors and eight shall be Continuing Mellon Directors. Beginning on the Succession Date and during the remainder of the Specified Period, the Board of Directors shall consist of 16 Directors, of which nine shall be Continuing BNY Directors (one of whom shall be the President of the Corporation, if he or she is then a member of the Board of Directors, and the remainder of whom shall consist of Directors who are not officers of the Corporation) and seven shall be continuing Mellon Directors (one of whom shall be the Chief Executive Officer of the Corporation, if he or she is then a member of the Board of Directors, and the remainder of whom shall consist of Directors who are not officers of the Corporation). During the Specified Period, all vacancies on the Board of Directors created by the cessation of service of a Continuing BNY Director shall be filled by a nominee selected by the Continuing BNY Directors Committee and all vacancies on the Board of Directors created by the cessation of service of a Continuing Mellon Director shall be filled by a nominee selected by the Continuing Mellon Directors Committee. During the Specified Period, the Continuing BNY Directors Committee shall have the exclusive authority to nominate, on behalf of the Board of Directors, Directors for election at each annual meeting, or at any special meeting at which Directors are to be elected, to fill each seat previously held by a Continuing BNY Director. During the Specified Period, the Continuing Mellon Directors Committee shall have the exclusive~~

~~authority to nominate, on behalf of the Board of Directors, Directors for election at each annual meeting, or at any special meeting at which Directors are to be elected, to fill each seat previously held by a Continuing Mellon Director.~~

Section 1. [Intentionally omitted.]

~~(b) The Board of Directors shall constitute a Continuing BNY Directors Committee, which shall consist of all the Continuing BNY Directors. The Continuing BNY Directors Committee shall have all the power and may exercise all the authority of the Board of Directors to (i) fill all vacancies on the Board of Directors created by the cessation of service of a Continuing BNY Director and (ii) to nominate Directors for election at each annual meeting, or at any special meeting at which Directors are to be elected, to fill each seat previously held by a Continuing BNY Director. At the end of the Specified Period, the Continuing BNY Directors Committee shall be automatically disbanded.~~

Section 2. [Intentionally omitted.]

~~(c) The Board of Directors shall constitute a Continuing Mellon Directors Committee, which shall consist of all the Continuing Mellon Directors. The Continuing Mellon Directors Committee shall have all the power and may exercise all the authority of the Board of Directors to (i) fill all vacancies on the Board of Directors created by the cessation of service of a Continuing Mellon Director and (ii) to nominate Directors for election at each annual meeting, or at any special meeting at which Directors are to be elected, to fill each seat previously held by a Continuing Mellon Director. At the end of the Specified Period, the Continuing Mellon Directors Committee shall be automatically disbanded.~~

Section 3. [Intentionally omitted.]

~~Section 4. LEAD DIRECTOR. During the period beginning at the Effective Time and ending on the eighteen-month anniversary of the Effective Time, the Lead Director of the Corporation shall be a Continuing BNY Director selected by the Continuing BNY Directors Committee. During the period beginning on the eighteen-month anniversary of the Effective Time and ending on the thirty-six month anniversary of the Effective Time, the Lead Director of the Corporation shall be a Continuing Mellon Director selected by the Continuing Mellon Directors Committee. Thereafter, the Lead Director shall be a Director selected by a majority of the entire Board of Directors. The Lead Director shall have such duties and responsibilities as may be set forth in these By-Laws and the Corporation’s Corporate Governance Guidelines from time to time.~~

Section 4. [Intentionally omitted.]

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Section 6. CORPORATE NAME: During the period beginning ~~at the Effective Time~~July 1, 2007 and ending on ~~the fifth anniversary of the Effective Time,~~July 1, 2012, the Board of Directors shall not recommend for adoption by the stockholders of the Corporation, or otherwise approve or effect, any change to the name of the Corporation without the unanimous affirmative vote of the ~~entire~~ Board of Directors.

Section 7. AMENDMENTS. ~~During the Specified Period, the provisions of this Article Five (other than Section 6) and Section 1 of Article One, Section 9 of Article Two and Section 1 of Article Three may be modified, amended or repealed, and any By-Law provision or other resolution inconsistent with this Article Five (other than Section 6) or Section 1 of Article One, Section 9 of Article Two or Section 1 of Article Three may be adopted, or any such modification, amendment, repeal or inconsistent By-Law provisions or other resolutions recommended for adoption by the stockholders of the Corporation, only by an affirmative vote of at least 75 percent of the entire Board of Directors. Prior to the fifth anniversary of the Effective Time,~~Prior to July 1, 2012, the provisions of Section 6 of this Article Five may be modified, amended or repealed, and any By-Law provision or other resolution inconsistent with Section 6 may be adopted, or any such modification, amendment, repeal or inconsistent By-Law provisions or other resolutions recommended for adoption by the stockholders of the Corporation, only by the unanimous affirmative vote of the ~~entire~~ Board of Directors. In the event of any inconsistency between any other provision of these By-Laws and any provision of this Article Five, the provisions of this Article Five shall control.

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